Exhibit 99.2

PRESS RELEASE

CIRCOR Appoints John A. (Andy) O’Donnell to Board of Directors

Burlington, MA – November 2, 2011 – CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and other highly engineered products for the industrial, aerospace and energy markets, today announced that it has appointed John A. (Andy) O’Donnell, President, Western Hemisphere Operations and a Vice President of Baker Hughes (NYSE: BHI), as a director, effective immediately. With the addition of Mr. O’Donnell, CIRCOR’s Board is comprised of seven directors, six of whom are independent.

Mr. O’Donnell will serve as a Class III director, with a term expiring at CIRCOR’s Annual Meeting of Stockholders in 2014. The appointment of Mr. O’Donnell fills a Board vacancy following the September 2011 passing of director C. William Zadel.

Bill Higgins, Chairman and Chief Executive Officer of CIRCOR, said, “We are pleased to appoint Andy O’Donnell to the CIRCOR Board and look forward to working closely with him. Andy is a well-respected leader in the global energy industry with a proven record of success during 35 years at Baker Hughes. His expertise and counsel will be valuable to CIRCOR as we execute our strategy of doubling CIRCOR’s revenues and improving margins during the next three to five years.”

Mr. O’Donnell has served as Baker Hughes’ President, Western Hemisphere Operations since May 2009 and has been a Vice President of Baker Hughes since 1998. From April to September 2010, he served as President of BJ Services, following its acquisition by Baker Hughes. Mr. O’Donnell has held multiple leadership positions within Baker Hughes, including President of Baker Petrolite, President of Baker Hughes Drilling Fluids, and as Vice President responsible for the process segment, which was divested in early 2004. Mr. O’Donnell has also managed Project Renaissance, an enterprise-wide cost savings effort completed in 2001, and also served as Vice President, Manufacturing for Baker Oil Tools. He joined Hughes Tool Company in 1975. Mr. O’Donnell served as a pilot in the U.S. Marine Corps, and holds a B.S. degree from the University of California.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to the Company’s long-term strategic objectives and Mr. O’Donnell’s contributions to the board of directors. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY

INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products for the industrial, aerospace and energy markets. With more than 7,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

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